EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 333-122682 of Vtex Energy, Inc. on Form S-8 of our report dated July 29, 2005 accompanying the consolidated financial statements appearing in the Annual Report on Form 10-K of Vtex Energy, Inc. for the fiscal year ended April 30, 2005.


/s/ Pannell Kerr Forster of Texas, P.C.

August 15, 2005
Houston, Tx